UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Bright Horizons Family Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2007

     The 2007 annual meeting of stockholders of Bright Horizons Family Solutions, Inc. will be held at 8:30 a.m., local time, on Tuesday, May 8, 2007, at our corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts. At the annual meeting, stockholders will act on the following proposals:
1.	Election of four Class III directors;

2.	The ratification of the appointment by the Company’s Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

3.	Any other matters that may properly come before the annual meeting.
     Stockholders of record at the close of business on March 16, 2007 are entitled to vote at the annual meeting or any postponement or adjournment.
     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY in order that as many shares as possible will be represented.

By order of the Board of Directors,

Stephen I. Dreier
Chief Administrative Officer and Secretary
Watertown, Massachusetts
April 3, 2007

1	ABOUT THE ANNUAL MEETING
1	What is the purpose of the annual meeting?
1	Who is entitled to vote at the annual meeting?
1	What constitutes a quorum?
1	How do I vote?
1	Can I change my vote after I return my proxy card?
1	What are the Board’s recommendations?
2	What vote is required to approve each item?
2	How do I vote my shares if they are held in the name of my broker (street name)?

3	STOCK OWNERSHIP
3	How much stock do the Company’s directors, executive officers and largest holders own?
3	Section 16(a) Beneficial Ownership Reporting Compliance

4	CORPORATE GOVERNANCE
4	Which of the Company’s directors are considered independent?
4	How does the Board select nominees for the Board?
4	Does the Company have a Code of Ethics?
4	Can stockholders communicate with the Board?
5	Do directors attend the annual meeting of stockholders?
5	How often did the Board meet during 2006?
5	What committees has the Board established?
5	Certain Relationships and Related Party Transactions — What related party transactions involved directors?
5	Compensation Committee Interlocks and Insider Participation

6	PROPOSAL 1: ELECTION OF DIRECTORS
6	Directors Standing for Election
7	Directors Continuing in Office

9	EXECUTIVE AND DIRECTOR COMPENSATION
9	Compensation Discussion and Analysis
13	Compensation Committee Report
14	2006 Summary Compensation Table
15	2006 Grants of Plan-Based Awards
15	Outstanding Equity Awards at Fiscal Year End 2006
17	2006 Option Exercises and Stock Vested
17	Pension Benefits
17	Non-Qualified Deferred Compensation
17	Potential Payments Upon Termination or Change in Control
18	Director Compensation
19	2006 Director Summary Compensation Table

21	PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
21	Audit and Non-Audit Fees
21	Pre-Approval of Audit and Non-Audit Fees
22	Report of the Audit Committee

23	ADDITIONAL INFORMATION

ii

Bright Horizons Family Solutions, Inc.
200 Talcott Avenue South
Watertown, Massachusetts 02472

PROXY STATEMENT

     The Board of Directors (the “Board”) of Bright Horizons Family Solutions, Inc. (the “Company”) is soliciting proxies to be used at the 2007 annual meeting. This proxy statement and the enclosed proxy will be mailed to stockholders on or about April 3, 2007.
ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
     At our annual meeting, stockholders will act upon the proposals outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2006 and respond to questions from stockholders.
Who is entitled to vote at the annual meeting?
     Only stockholders of record at the close of business on the record date, March 16, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
What constitutes a quorum?
     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the annual meeting to conduct its business. As of March 16, 2007, 26,240,166 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.
How do I vote?
     If you complete and properly sign the accompanying proxy card and return the card to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
•	by submitting written notice of revocation to the Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the annual meeting.
What are the Board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote for election of each of the nominated directors and for ratification of the appointment of Deloitte & Touche LLP.
     With respect to any other proposal that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?
     Election of Directors. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required for the election of directors. A properly executed proxy indicating that authority is WITHHELD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.
     Ratification of Appointment of Deloitte & Touche; Other Proposals. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and approval of any other proposal, other than the election of directors, that properly comes before the annual meeting will be approved if a majority of the shares present or represented and voting on the proposal vote in favor of the proposal, except where a different vote is required by express provision of law. A properly executed proxy marked ABSTAIN with respect to any such proposal will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will not have an effect on the outcome of the proposal. The Board knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.
How do I vote my shares if they are held in the name of my broker (street name)?
     If your shares are held by your broker, often referred to as in “street name,” you should receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker may vote your shares on your behalf if your broker has discretionary authority. However, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP
How much stock do the Company’s directors, executive officers and largest holders own?
     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by those stockholders who beneficially own more than 5% of our common stock, and by our directors, our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 16, 2007 and, as of that date and based on a review of common stock ownership and public filings, no stockholders were beneficial owners of more than 5% of our common stock.

	Aggregate
	Number of		Right to
	Outstanding		Acquire	Percent of
	Shares	Restricted	within 60	Shares
	Beneficially	Share Units	Days	Outstanding
Name	Owned (1)	(1)(2)	(1)(3)	(4)

Mary Ann Tocio	72,045		148,363	*
David H. Lissy	117,562		97,592	*
Roger H. Brown	107,468	143	52,150	*
Linda A. Mason	107,468	143	52,150	*
Stephen I. Dreier	51,385		34,636	*
Elizabeth J. Boland	60,936		15,012	*
Joshua Bekenstein	20,812	143	21,333	*
Fred K. Foulkes	18,402	143	21,333	*
Marguerite W. Kondracke	32,000	143	—	*
Ian M. Rolland	2,000	143	21,333	*
JoAnne Brandes	1,800	143	17,333	*
Sara Lawrence-Lightfoot	1,580	143	16,333	*
E. Townes Duncan	5,520	143	2,000	*
David Gergen	250	143	6,667	*
Gabrielle E. Greene	—	—	—	—

Directors and executive officers as a group (15 people)	491,760	1,287	454,085	3.61%

*	Represents less than 1% of our outstanding common stock
(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:
•	Mr. Brown — 40,884 shares held by Mr. Brown and Linda A. Mason, his wife, as co-trustees of the Roger H. Brown, Jr. Revocable Trust, and 66,584 shares held by Ms. Mason and Mr. Brown as co-trustees of the Linda A. Mason Revocable Trust.

•	Ms. Mason — 66,584 shares held by Ms. Mason and Roger H. Brown, her husband, as co-trustees of the Linda A. Mason Revocable Trust, 40,884 shares held by Mr. Brown and Ms. Mason as co-trustees of the Roger H. Brown, Jr. Revocable Trust, 143 restricted share units owned by Mr. Brown, and 52,150 shares issuable upon exercise of options held by Mr. Brown.

•	Mr. Duncan — 600 shares held by his children, 1,400 shares held in accounts for the benefit of Mr. Duncan’s mother, and 912 shares held in several trusts of which his wife is trustee.
(2)	Restricted share units (“RSU’s”) vest immediately and are entitled to all rights and privileges of our common stock in regards to voting powers and dividends. Each RSU is convertible into one share of our common stock only upon the termination of a director’s service on our Board.

(3)	Reflects the number of shares that could be purchased upon exercise of options available at March 16, 2007 or within 60 days thereafter under our equity incentive plans.

(4)	Based on the number of shares outstanding at March 16, 2007.
Section 16(a) Beneficial Ownership Reporting Compliance
     The federal securities laws require our directors and executive officers, and persons who own more than 10% of our capital stock, to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission (the “SEC”), The Nasdaq Stock Market, Inc. (the “Nasdaq”) and the Company.
     Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2006 with their reporting requirements.

CORPORATE GOVERNANCE
     We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. The Company has Corporate Governance Guidelines and charters for its Audit Committee, Compensation Committee and Nominating and Governance Committee. You can access our Corporate Governance Guidelines and current committee charters on our website — www.brighthorizons.com — under “Corporate Information” in the Investor Relations section.
Which of the Company’s directors are considered independent?
     The Board has determined that each of the following directors and nominees for directors is an “independent director” within the meaning of the Nasdaq listing standards: Joshua Bekenstein, JoAnne Brandes, E. Townes Duncan, Fred K. Foulkes, David Gergen, Gabrielle E. Greene, Sara Lawrence-Lightfoot, Ian M. Rolland and Marguerite W. Kondracke.
How does the Board select nominees for the Board?
     The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a stockholder. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate pursuant to the provisions of our bylaws relating to stockholder proposals as described in “Additional Information — Stockholder Proposals for the 2008 Annual Meeting” below.
     Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in our Corporate Governance Guidelines, including (1) general understanding of marketing, finance, and other elements relevant to the success of a publicly-traded company in today’s business environment, (2) understanding of our business, and (3) diversity, skills, and educational and professional background.
     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Does the Company have a Code of Ethics?
     The Company has a Code of Ethics applicable to the Company’s officers, including the Chief Executive Officer and Chief Financial Officer. The Company also has a Code of Conduct and Business Ethics (the “Code of Conduct”) applicable to the Company’s employees (including officers) and to members of the Company’s Board of Directors. The Code of Ethics and the Code of Conduct are available on our website — www.brighthorizons.com — under “Corporate Information” in the Investor Relations section.
Can stockholders communicate with the Board?
     Stockholders interested in communicating directly with members of the Board (including specific members of the Board or non-management directors as a group) may do so by writing to Bright Horizons Family Solutions, Inc.,

Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471. As set forth in the Corporate Governance Guidelines, the Secretary reviews all such correspondence and regularly forwards to the Board, or the specific directors or group of directors to whom such correspondence is addressed, a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Do directors attend the annual meeting of stockholders?
     We encourage each member of the Board to attend the annual meeting of stockholders. In order to encourage director attendance at the annual meeting of stockholders, a meeting of the Board is generally held immediately following the annual meeting of stockholders each year; 8 of our 12 directors serving on the Board at that time attended the 2006 annual meeting of stockholders.
How often did the Board meet during 2006?
     During 2006, the Board held 4 meetings. The average attendance by directors at Board and Committee meetings was 95% and each director attended at least 75% of the total number of meetings of the Board and Committees on which he or she served.
What committees has the Board established?
     The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Governance Committee is an independent director within the meaning of the Nasdaq listing standards.
     Audit Committee. The Audit Committee is responsible for making recommendations to the Board concerning our financial statements and the appointment of our independent auditor, reviewing significant audit and accounting policies and practices, meeting with our independent auditor concerning, among other things, the scope of audits and reports, and reviewing the performance of our overall accounting and financial controls. The members of the Audit Committee are Ian M. Rolland (chair), JoAnne Brandes, E. Townes Duncan and Gabrielle E. Greene. The Board has determined that Mr. Rolland, Mr. Duncan and Ms. Greene are qualified as audit committee financial experts within the meaning of SEC regulations and the Nasdaq listing standards. The Audit Committee met thirteen times in 2006.
     Compensation Committee. The Compensation Committee is charged with reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, administering our stock incentive plans, and recommending to the full Board the compensation package for outside directors. The members of the Compensation Committee are Fred K. Foulkes (chair), Joshua Bekenstein and E. Townes Duncan. The Compensation Committee met four times in 2006.
     Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and recommending individuals qualified to serve as directors, reviewing the composition of the Board, monitoring our corporate governance practices, suggesting applicable revisions to our Corporate Governance Guidelines and evaluating periodically the performance of the Board of Directors. The members of the Nominating and Governance Committee are Dr. Sara Lawrence-Lightfoot (chair), Fred K. Foulkes and Marguerite W. Kondracke. The Nominating and Governance Committee met four times in 2006.
Certain Relationships and Related Transactions — What related party transactions involved directors?
     All related party transactions are reviewed and approved by the Audit Committee of our Board of Directors. We have an agreement with S.C. Johnson & Son, Inc. to operate and manage an early care and education center. S.C. Johnson & Son, Inc. is affiliated through common majority ownership with JohnsonDiversey, Inc. In return for its services under these agreements, the Company received management fees and operating subsidies of $125,000 in 2006. JoAnne Brandes, a member of our Board of Directors, was Executive Vice President, Chief Administrative Officer and General Counsel for JohnsonDiversey, Inc. until her retirement in February of 2007.
Compensation Committee Interlocks and Insider Participation
     During fiscal 2006, the Compensation Committee of the Board was composed of Fred K. Foulkes, Joshua Bekenstein and E. Townes Duncan. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board or the Compensation Committee that require disclosure under applicable SEC regulations.

PROPOSAL 1:
ELECTION OF DIRECTORS
Directors Standing for Election
     The Board is divided into three classes (Class I, Class II and Class III). At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. Our Certificate of Incorporation provides that each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. The Company’s bylaws provide for a Board consisting of thirteen members. The proxies cannot be voted for a greater number of persons than the number of nominees named. The Board has nominated and recommends to the stockholders Fred K. Foulkes, Linda A. Mason, Ian M. Rolland and Mary Ann Tocio, each of whom is an incumbent Class III director, for election as Class III directors to serve until the 2010 annual meeting of stockholders and until such time as their respective successors are duly elected and qualified.
     If any of the nominees should become unable to accept election, the persons named as proxies on the proxy card may vote for such other person or persons as may be designated by the Board. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as directors and with respect to our other directors (who are not nominees for election at the annual meeting) is set forth below.
CLASS III DIRECTORS
(To Be Elected; Terms Expire in 2010)

Fred K. Foulkes	Age 65
Professor Fred K. Foulkes has served as a director of the Company since its inception in 1998. Professor Foulkes has been a professor of organizational behavior and the Director of the Human Resources Policy Institute for Boston University School of Management since 1981, and has taught courses in human resource management and strategic management at Boston University since 1980. Professor Foulkes is a recipient of the Employment Management Association Award and the Fellow Award, the National Academy of Human Resources award of distinction for outstanding achievement in the human resource profession. Professor Foulkes is a director of Panera Bread Company, an owner and franchisor of bakeries and cafes.

Linda A. Mason	Age 52
Linda A. Mason has served as a director of the Company since its inception in 1998 and has served as Chairman since December 2001. Ms. Mason also served as Chairman of the Board from July 1998 until May 1999 when she became Co-Chairman of the Board. Ms. Mason co-founded Bright Horizons Inc. (“Bright Horizons”) and served as a director and President of Bright Horizons from its inception in 1986 until the merger in July 1998 between Bright Horizons and CorporateFamily Solutions, Inc. (the “Merger”). Prior to founding Bright Horizons, Ms. Mason was co-director of the Save the Children relief and development effort in Sudan and worked as a program officer with CARE in Thailand. Prior to 1986, Ms. Mason worked as a management consultant with Booz, Allen and Hamilton. Ms. Mason is a director of Whole Foods Market, Inc., an owner and operator of natural and organic food supermarkets. Ms. Mason also is a director of Horizons for Homeless Children, Mercy Corps, and is Chair of the Board of Advisors of the Yale School of Management. Ms. Mason is the wife of Roger H. Brown.

Ian M. Rolland	Age 73
Ian M. Rolland has served as a director of the Company since September 1998. Mr. Rolland was Chairman and Chief Executive Officer of Lincoln National Corporation, a provider of life insurance and annuities, property-casualty insurance and related services through its subsidiary companies, from 1992 until July 1998. Mr. Rolland is a director and Chairman of the Board of NiSource, Inc., an energy and utility holding company.

Mary Ann Tocio	Age 59
Mary Ann Tocio has served as a director of the Company since November 2001 and has also served as Chief Operating Officer of the Company since its inception in 1998. Ms. Tocio was appointed President in June 2000. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations. She was appointed Chief Operating Officer of Bright Horizons in November 1993, and remained as such until the Merger. From 1983 to 1992, Ms. Tocio held several positions with Wellesley Medical Management, Inc., including Senior Vice President of Operations, where she managed more than 100 ambulatory care centers nationwide. Ms. Tocio is a director of Mac-Gray, a provider of laundry facilities management services. Ms. Tocio is also a director of Harvard Pilgrim Health Care, Inc., a health benefits and insurance organization.

The Board recommends that stockholders vote “FOR” the above nominees.

Directors Continuing in Office
CLASS I DIRECTORS
(Terms Expire in 2008)

Joshua Bekenstein	Age 48
Joshua Bekenstein has served as a director of the Company since its inception in 1998. Mr. Bekenstein has been a Managing Director of Bain Capital, LLC, a private investment firm, since its inception in 1984. Mr. Bekenstein serves as a director of Waters Corporation, a manufacturer and distributor of high performance liquid chromatography instruments. Mr. Bekenstein is also a director of Bombardier Recreational Products Inc., Dollarama, Toys “R” Us, and Burlington Coat Factory.

JoAnne Brandes	Age 53
JoAnne Brandes has served as a director of the Company since its inception in 1998. Ms. Brandes served as Executive Vice President, Chief Administrative Officer and General Counsel for JohnsonDiversey, Inc. (formerly Johnson Wax Professional), a manufacturer and marketer of cleaning and sanitation products and services, from December 2002 until February 2007. From October 1997 until December 2002, Ms. Brandes served as Senior Vice President and General Counsel of S.C. Johnson Commercial Markets, Inc. Ms. Brandes serves as a director of JohnsonFamily Funds, Inc., a mutual fund, and Andersen Corporation, and is also a Regent Emeritus in the University of Wisconsin System Board of Regents.

Roger H. Brown	Age 50
Roger H. Brown has served as a director of the Company since its inception in 1998 and has also served as Vice Chairman of the Board since June 2004. Mr. Brown has served as President of Berklee College of Music since June 2004. Mr. Brown was Chief Executive Officer of the Company from June 1999 until December 2001, President of the Company from July 1998 until May 2000 and Executive Chairman of the Company from June 2000 until June 2004. Mr. Brown co-founded Bright Horizons and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until the Merger. Prior to 1986, he worked as a management consultant for Bain & Company, Inc. Mr. Brown currently serves as a director of Horizons for Homeless Children. He also serves as a director of Stoneyfield Farm, Inc., an organic yogurt and ice cream company. Mr. Brown is the husband of Linda A. Mason.

Marguerite W. Kondracke	Age 61
Marguerite W. Kondracke was elected as a director of the Company in December 2004. Ms. Kondracke previously served as director of the Company from 1998 to March 2003. Ms. Kondracke also served as Chief Executive Officer of the Company from 1998 until May 1999 and Co-Chairman of the Board of the Company from May 1999 to December 2001. Ms. Kondracke has served as President and Chief Executive Officer of America’s Promise — The Alliance for Youth founded by former Secretary of State Colin Powell and his wife, since October 2004. From March 2003 until September 2004, Ms. Kondracke was Staff Director for the U.S. Senate Subcommittee on Children and Families. Ms. Kondracke served as President and Chief Executive Officer of The Brown Schools, Inc, the largest national provider of educational and treatment services for young people at risk, from August 2001 until March 2003. From July 1999 until August 2001, Ms. Kondracke was the Chief Executive Officer of Frontline Group, Inc., a corporate training company. Ms. Kondracke was a founder of CorporateFamily Solutions, Inc., and served as President, Chief Executive Officer and a director of CorporateFamily Solutions from February 1987 until the Merger. She is a director of Saks Incorporated, an owner and operator of department stores.

CLASS II DIRECTORS
(Terms Expire in 2009)

E. Townes Duncan	Age 53
E. Townes Duncan has served as a director of the Company since its inception in 1998. Mr. Duncan has served as the President of Solidus Company, a private investment firm, since January 1997. From November 1993 to May 1997, Mr. Duncan served as Chairman of the Board and Chief Executive Officer of Comptronix Corporation, a provider of electronics contract manufacturing services. From May 1985 to November 1993, Mr. Duncan was a Vice President and principal of Massey Burch Investment Group, Inc., a venture capital corporation. Mr. Duncan is also a director of J. Alexander’s Corporation, an owner and operator of restaurants.

David Gergen	Age 64
David Gergen has served as director of the Company since May 2004. Mr. Gergen has served as editor-at-large at U.S. News & World Report since 1986. He is a professor of public service and the director of the Center for Public Leadership at the Harvard University John F. Kennedy School of Government. Mr. Gergen also regularly serves as an analyst and commentator on various news shows, and he is a frequent lecturer at venues around the world. Mr. Gergen is a member of the Board of Trustees of Duke University and City Year.

Gabrielle E. Greene	Age 46
Gabrielle E. Greene has served as a director of the Company since August 2006. Ms. Greene has served as a principal of Rustic Canyon/Fontis Partners, LP, a diversified investment fund, since its inception in October 2005. Ms. Greene was Chief Financial Officer of Gluecode Software, an open source application infrastructure company, from June 2004 to August 2006. From January 2001 to June 2004, Ms. Greene served as Chief Financial Officer of Villanueva Holdings Investments, a private holding company. Ms. Greene is also a director of Whole Foods Market, Inc., an owner and operator of natural and organic food supermarkets.

Sara Lawrence-Lightfoot	Age 62
Dr. Sara Lawrence-Lightfoot has served as a director of the Company since its inception in 1998. Since 1971, Dr. Lawrence-Lightfoot has been a professor of education at Harvard University. She is also a director and Chairman of the Board of the John D. and Catherine T. MacArthur Foundation, and a Trustee of the Berklee College of Music. Dr. Lawrence-Lightfoot has received honorary degrees from sixteen universities and colleges including Bank Street College and Wheelock College, two of the nation’s foremost schools of early childhood education.

David H. Lissy	Age 41
David H. Lissy has served as a director of the Company since November 2001 and has also served as Chief Executive Officer of the Company since January 2002. Mr. Lissy served as Chief Development Officer of the Company from 1998 until January 2002, and also served as Executive Vice President of the Company from June 2000 until January 2002. He joined Bright Horizons as Vice President of Development in September 1997. Prior to joining Bright Horizons, Mr. Lissy served as Senior Vice President/General Manager at Aetna U.S. Healthcare, the employee benefits division of Aetna, Inc., in the New England region. Prior to that role, Mr. Lissy was Vice President of Sales and Marketing for U.S. Healthcare and had been with U.S. Healthcare in various sales and management roles since 1987. Mr. Lissy is a director of Social Services Coordinators Inc., a private social services organization.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Objectives of Our Compensation Program
     Our executive compensation program is designed to attract, retain and motivate high-quality leadership. Our compensation program is also designed to provide incentive and reward for contributions to the Company’s financial and operational performance, and to promote equity ownership among our executive officers in order to balance long-term organizational and stockholder interests and build stockholder value.
     The Compensation Committee of our Board of Directors (the “Committee”) is responsible for establishing and reviewing the Company’s executive compensation and incentive policies and practices and determining the compensation levels for the executive officers. The Committee operates under a written charter, which is available on our website — www.brighthorizons.com - under “Corporate Information” in the Investor Relations section.
     In setting and reviewing compensation for the executive officers, the Committee considers several different factors designed to assure that compensation levels are properly aligned with the Company’s business strategy, corporate culture and operating performance. The major factors considered in developing our compensation program and making compensation decisions regarding our executive officers are:
•	Pay for Performance - The Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Committee has relied upon base salary adjustments, and upon cash incentive awards that have been determined on the basis of certain objective and subjective targets and goals for both Company and individual performance.

•	Equity Ownership - The Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company’s stock by its executives, thereby aligning more closely executives’ long-term interests with those of the stockholders. These long-term incentive programs are principally reflected in the Company’s stock-based incentive plans. The Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews awards of equity-based incentives with that goal in mind.

•	Comparability - In order to maintain a competitive compensation package, the Committee considers the compensation packages of similarly situated executives at companies deemed to have similar operating or industry characteristics, including market capitalization, multi-site operations and/or retail and child care focus. This comparison group, which is periodically reviewed by the Committee, includes Learning Care Group (formerly Childtime Learning Centers), Kindercare Learning Centers, Apollo Group, Career Education Corp., Education Management Corp., Corinthian Colleges, Laureate Education, Ceridian, Volume Services America, Pediatrix, Kforce, Cross Country Healthcare, BISYS, Comforce, Aeropostale and Yankee Candle. While the operating or industry characteristics of these companies provide meaningful comparisons for evaluating and comparing executive compensation, for the most part these companies are not considered to be peer companies within our industry. Therefore, this comparison group differs significantly from the peer group we use in our cumulative total stockholder return performance chart.

•	Qualitative Factors - In setting and reviewing executive compensation the Committee believes that, in addition to corporate performance and specific division performance, it is also appropriate to consider the personal contributions that a particular individual makes to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives, development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.
     In connection with its work, the Committee has retained an independent compensation consulting firm, W.T. Haigh & Company, to assist in the evaluation of our practices and to provide advice in developing and implementing our executive compensation program.
What our Compensation Program is Designed to Reward
     Our executive compensation program is designed to reward executive officers based upon the Company’s annual operating and financial performance and resulting longer-term increases in stockholder value. Our program is also designed to recognize and reward executive officers’ individual contributions to the Company’s overall performance. Our executive officers’ performance is evaluated based upon a series of goals and objectives set at the beginning of each year and formally evaluated after the end of each year. While the individual goals and objectives vary with the unique responsibilities of each executive officer, their goals and objectives are designed to provide an objective and subjective evaluation of the following leadership and business factors:
•	Financial objectives and results

•	Growth

•	Leadership skills and strategic vision

•	Strategic planning and execution

•	Customer satisfaction

•	Culture and employee satisfaction

•	Innovation and change

•	Succession planning

•	Communications

•	External relations, public affairs and civic involvement

•	Board relations/presentations

•	Ethics/values
Elements of Compensation and Our Review Process
Elements of Compensation:
     In structuring our compensation program, the Committee evaluates internal equity considerations, competitive practices and benchmarking against a comparison group, and the requirements of the appropriate regulatory bodies. In addition, the Committee seeks to balance short-term performance incentives, such as salary and cash incentive awards, and long-term incentives, such as equity-based grants that vest over time, in order to arrive at a total compensation program that promotes the attainment of annual operating and financial goals as well as long-term strategic performance. The elements of our compensation program are base salary, annual non-equity incentive compensation, long-term equity incentive compensation and other compensation.
     Base Salary. Base salaries for our executive officers are determined by the scope of each officer’s responsibilities along with their respective experience and the contributions, taking into account the competitive market compensation paid by other comparable companies for similar positions.
     It is our philosophy to maintain a conservative level of base compensation in comparison to our peer comparison group, with more emphasis placed on variable, performance based elements of compensation. Base salaries are reviewed periodically and adjusted relative to market levels and individual performance. For 2006, base salaries for our executive officers were adjusted by 1% for the Chief Executive Officer and the President & Chief Operating Officer and 4% for the remaining executive officers, consistent with increases awarded for the Company’s employees as a whole. In addition, the annual salary for the Chairman is prorated each year based upon her part-time schedule as deemed appropriate to each year.
     Annual Non-Equity Incentive. Our annual non-equity, cash incentive plan provides for a cash incentive award based upon the level of achievement of targeted corporate goals along with each executive officer’s individual performance. Cash incentive awards are designed to motivate our executive officers in meeting or exceeding annual performance targets. Cash incentive awards are based upon a targeted percentage of each officer’s base salary and are established for each officer based upon their scope of responsibilities and their potential contributions to the obtainment of the corporate goals. Targeted award levels take into account the conservative level of base salaries and are designed to provide our officers the opportunity to significantly supplement their base salaries based upon their individual and collective performance.
     For 2006 both the Chief Executive Officer and the President & Chief Operating Officer were assigned targeted cash incentive awards of 80% of base salary with an additional 40% of base salary (or 120% of base salary in total) for significant out-performance of financial targets and expectations, and an additional +/-20% discretionary adjustment to the total cash incentive payment based upon a qualitative assessment of their performance by the Compensation Committee. For 2006 the targeted cash incentive awards as a percentage of base salary were set at 55% for the Chief Financial Officer and 35% for the Chief Administrative Officer. For 2006, these four executive officers received their full base bonus based on the Company’s financial performance, and Mr. Lissy and Ms. Tocio also received the full incremental 40% bonus as well as a qualitative adjustment of 12%. The annual cash incentive payment for the Chairman is prorated each year along with her salary based upon her part-time schedule appropriate to each year; thus, no targeted percentage of base salary is assigned in advance.
     Long-Term Equity Incentive Program. The largest single component of our executive compensation program is the granting of long-term, equity-based incentives to executive officers. This long-term equity incentive component approximates one-half of our executives annual compensation in keeping with the stated philosophy of maintaining a conservative level of base pay and cash incentive awards and focusing more emphasis upon variable, performance based elements of compensation.
     In 2005 the Compensation Committee adopted an annual equity compensation plan (the “equity plan”) for the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer and the Chief Administrative Officer. This equity plan was developed with the assistance of our outside, independent executive compensation consulting firm to align more closely the executive officers’ interests with the Company’s long-term strategic and operational results and the creation of stockholder value. Under the equity plan, the executive officers are offered a choice of three equity alternatives:
(1)	non-qualified stock options granted with an exercise price equal to the market price of the underlying stock at the date of grant (“stock options”);

(2)	restricted stock granted with no purchase price (“restricted stock”); or

(3)	restricted stock with a purchase price equal to 50% of the market price of the underlying stock at the date of grant (“purchased restricted stock”).
     Each of the three equity alternatives vests 100% at the end of a three-year term and the stock options expire at the end of seven years. There are no other future conditions or metrics associated with these long-term incentive grants outside of the required vesting periods. Each executive officer included in the plan may elect to choose one of the three equity alternatives or a combination of the equity alternatives by allocating a percentage among the three equity alternatives (up to 100%); provided, however, that no executive officer could allocate more than 50% of his or her award to restricted stock.
     Under the equity plan, the Compensation Committee sets a targeted total dollar value for each executive officer’s long-term equity incentive based upon the officer’s overall performance for the previous year and expectations for future performance. Each share available under the three equity alternatives is assigned a weighted, risk-adjusted value and the Committee then sets a maximum number of shares available to each officer for each equity alternative designed to equal the targeted total dollar value for each officer. Within these guidelines, the officers then chose their own individual allocation within the maximum number of shares available under each alternative. By design, each executive officer’s selection will result in a total weighted average dollar value that equals the total weighted dollar value set by the committee for that executive officer. The “choice” aspect of the plan is designed to allow the Committee to set the targeted total dollar value for long-term equity incentive while allowing the officers to select the underlying equity components tailored to their individual financial and career-stage considerations. For 2006, the Compensation Committee approved the following targeted dollar value and corresponding maximum number of shares available to each executive officer for each of the equity alternatives:

		Restricted Stock	Purchased	Targeted Dollar
Executive Officer	Stock Options	(1)	Restricted Stock	Value

David H. Lissy	49,300	11,400	45,600	$700,000
Mary Ann Tocio	49,300	11,400	45,600	$700,000
Elizabeth J. Boland	20,300	4,800	18,800	$290,000
Stephen I. Dreier	15,100	3,500	14,000	$215,000

(1)	This represents 100% of the targeted dollar value but under the terms of the equity plan each executive officer is limited to allocating no more than 50% of his or her award to restricted stock.
     Long-term incentive compensation for the Chairman is also prorated each year along with her salary and cash incentive award based upon her part-time schedule. The Chairman is excluded from the equity plan based upon her role as Chairman and Founder of the Company, and her long-term incentive compensation package is currently based solely upon awards of stock options that vest 100% at the end of a three-year term and expire at the end of seven years.
     Other Compensation. In keeping with our pay-for-performance philosophy, we provide modest benefits and perquisites for our executive officers. Most of these benefits and perquisites, such as our 401(k) match and basic medical/disability/life insurance coverage, are available to all employees. In addition, our Chief Executive Officer and President & Chief Operating Officer are granted a car allowance each year, while all executive officers have modest supplemental disability insurance and, with the exception of the Chairman, also have change in control and non-compete agreements with the Company. We believe that change of control arrangements provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. We also believe that reasonable severance and change in control benefits are necessary in order to attract and retain executive officers. However, when assessing annual compensation the Committee typically does not consider the value of potential severance and change in control payments as these payouts are contingent and have primary purposes unrelated to ordinary compensation matters.

     Stock Ownership Guidelines. It is expected that certain executive officers will acquire and maintain a significant ownership in the Company’s stock, as measured by the market value of shares owned by them. We have adopted guidelines that outline the minimum expected stock ownership by the following executive officers:

Position	Multiple of Base Salary

Chief Executive Officer	3x
President & Chief Operating Officer	3x
Chief Financial Officer	2x
Chief Administrative Officer	2x
     Each of the above officers currently owns shares valued in excess of the minimum ownership guidelines. For new executives hired into any of these positions, these guidelines are expected to be met by the end of their third year of employment with the Company.
Our Performance Review and Evaluation Process:
     Determination and Timing of Awards. The cash incentive and equity incentive award components of the Company’s compensation plan are determined during the first quarter of each fiscal year. This timing allows the Committee and the Board to fully review and assess the previous calendar year’s performance of the executive team and to set targets and goals for the coming year. The exercise price of option awards and the purchase price of purchased stock awards are set by policy of the Committee as the closing price on the grant date of the award. The grant dates of awards are determined by the Committee and are set at either the date of the Committee meeting, or a future date depending on the amount of time the Committee believes is reasonable to allow the executive officers to elect their allocation decisions under the Company’s equity choice plan as previously discussed.
     The granting of equity incentive awards are coordinated with the Company’s release of quarterly and annual financial results, and grant dates are set to allow for the release of material information prior to the grant dates of these option and stock awards. In 2006, the release date of the Company’s 2005 fourth quarter and full year financial results was February 13, 2006, and the grant date of the option and stock awards for the executive officers was February 16, 2006.
     The size of equity awards granted to executive officers is not impacted by the timing of the grants. Rather, the Committee’s determination of the risk-adjusted value of each equity alternative and the maximum amount of each equity alternative available is based upon the previous year’s average share price and is made prior to the grant date of the options and stock awards.
     Performance Review and Evaluation.
     Chief Executive Officer and President & Chief Operating Officer: The Committee uses a multi-step process to formally review the performance of the Chief Executive Officer and the President & Chief Operating Officer. The first step in the process is a self-assessment completed by the officers and distributed to all outside directors. The outside directors then undertake a review and evaluation of the officers and provide their assessment and feedback to the Compensation Committee. This written review and evaluation is based upon the leadership and business factors outlined previously and allows for both objective and subjective review and performance evaluation. Based upon these evaluations, the Committee then reviews and evaluates the performance of the officers, both with and without the officers present, and makes adjustments to base pay as deemed necessary and earned, and also decides the level of performance or out-performance for the officers and the corresponding level of cash incentive award earned and the dollar value of long-term equity incentive compensation.
     Chairman: The Committee reviews and evaluates the performance of the Chairman based on feedback from outside directors and discussions both with and without the Chairman present. Based upon the outcome of this review and evaluation, the Committee makes adjustments to her base pay as deemed necessary and earned, and also decides the level of performance or out-performance and the corresponding level of cash incentive award earned and amount and form of long-term incentive compensation. Since 2005 the Chairman’s long-term equity incentive compensation has been granted in the form of stock options.
     Chief Financial Officer and Chief Administrative Officer: The Committee reviews and evaluates the performance of the Chief Financial Officer and the Chief Administrative Officer, and approves adjustments to their base pay as deemed necessary and earned. The Committee also approves the level of performance or out-performance for the officers and their corresponding level of cash incentive award earned and the weighted dollar value of their long-term incentive compensation. In exercising its authority, the Committee consults with the Chief Executive Officer and President & Chief Operating Officer.

Actions Taken in the First Quarter of 2007
     Salaries: On January 29, 2007, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Committee set the following salaries for 2007 for the named executive officers set forth in the table below:

Executive Officer	Title	2007 Salary

David H. Lissy	Chief Executive Officer	$310,000
Mary Ann Tocio	President & Chief Operating Officer	$310,000
Elizabeth J. Boland	Chief Financial Officer	$230,000
Stephen I. Dreier	Chief Administrative Officer	$206,400
Linda A. Mason (1)	Chairman	$ 72,000

(1)	Represents Ms. Mason’s estimated prorated annual salary based upon her expected part-time schedule for 2007.
     Cash Incentive Plan. The Committee adopted a cash incentive plan for named executive officers for 2007 similar to the 2006 cash incentive plan. Pursuant to the cash incentive plan, each named executive officer is eligible for an annual target cash bonus award equal to the percentage of annual salary set forth in the table below (the “Base Bonus”). In addition to the Base Bonus, the Chief Executive Officer and President & Chief Operating Officer are eligible to receive up to 150% of the Base Bonus for significant overachievement of performance expectations (the “Incremental Bonus”), providing the Chief Executive Officer and President and Chief Operating Officer with a maximum bonus potential of up to 120% of their annual salary, with an additional +/-20% discretionary adjustment to the total cash incentive payment based upon a qualitative assessment of their performance by the Compensation Committee.

	Base Bonus	Incremental Bonus	Qualitative Bonus
Executive Officer	(% of 2007 Salary)	(% of 2007 Salary)	(% of Total Bonus)

David H. Lissy	80%	40%	+/-20%
Mary Ann Tocio	80%	40%	+/-20%
Elizabeth J. Boland	60%	N/A	N/A
Stephen I. Dreier	35%	N/A	N/A
Impact of Accounting and Tax Treatment
     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and certain other equity-based incentives granted under the Company’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2006 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.
Compensation Committee Report
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Fred K. Foulkes, Chairman
Joshua Bekenstein
E. Townes Duncan
     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

2006 Summary Compensation Table
     The following table sets forth information concerning total compensation paid or earned by our named executive officers. Based on the dollar amount recognized for financial statement reporting purposes for equity incentives for the fiscal year ended December 31, 2006, “Salary” accounted for approximately 27% of the total compensation of the Named Executive Officers, “Non-Equity Incentive Compensation” accounted for approximately 16% of the total compensation of the Named Executive Officers, “Equity Incentive Compensation” accounted for approximately 56% of the total compensation of the Named Executive Officers and “All Other Compensation” accounted for approximately 1% of the total compensation of the Named Executive Officers.

							Change in
							Pension Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
		(1)		(2)	(2)	(3)		(4)

David H. Lissy	2006	$298,000	—	$204,661	$495,157	$400,000	—	$13,262	$1,411,080
Chief Executive Officer

Mary Ann Tocio	2006	$298,000	—	$210,422	$388,972	$400,000	—	$15,760	$1,313,154
President and Chief Operating Officer

Elizabeth J. Boland Chief Financial Officer and Treasurer	2006	$218,400	—	$120,763	$169,158	$120,000	—	$3,736	$632,057

Stephen I. Dreier	2006	$198,432	—	$112,452	$68,506	$70,000	—	$7,750	$457,140
Chief Administrative Officer and Secretary

Linda A. Mason	2006	$69,500	—	$14,789	$73,193	$36,000	—	$2,928	$196,410
Chairman

(1)	Salaries include amounts deferred by the named employee under our 401(k) plan.

(2)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R and accordingly include the expense of awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 11 of the Company’s Consolidated Financial Statements for the year ended December 31, 2006, included in the Company’s Form 10-K filed with the SEC on March 1, 2007.

(3)	Reflects the cash amount paid to the named employee under our 2006 cash incentive plan as outlined in the Elements of Compensation section of the Compensation Discussion and Analysis.

(4)	Amounts shown include: a) matching contributions made to the 401(K) plan on behalf of the employee; b) a car allowance payment of $7,200 made to Mr. Lissy and Ms. Tocio; c) supplemental disability insurance premiums paid for Mr. Lissy, Ms. Tocio, Ms. Boland and Mr. Dreier; and d) the portion of health insurance premiums typically paid by an employees but which is paid by us on behalf of Mr. Dreier.

2006 Grants of Plan-Based Awards
     The following table sets forth information regarding grants of plan-based awards in 2006.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
						Estimated Possible Payouts			Number of	Number of	or Base	Fair Value
			Estimated Possible Payouts Under			Under Equity Incentive Plan			Shares of	Securities	Price of	of Stock
	Grant	Approval	Non-Equity Incentive Plan Awards			Awards			Stock or	Underlying	Option	and Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
											(1)	(2)

David H. Lissy	02/16/06	02/02/06	—	—	—	—	—	—	3,420			$125,275
	02/16/06	02/02/06	—	—	—	—	—	—		34,510	$36.63	$606,610
	N/A		—	$238,400	$429,120	—	—	—

Mary Ann Tocio	02/16/06	02/02/06	—	—	—	—	—	—	5,700			$208,791
	02/16/06	02/02/06	—	—	—	—	—	—		24,650	$36.63	$433,293
	N/A		—	$238,400	$429,120	—	—	—

Elizabeth J. Boland	02/16/06	02/02/06	—	—	—	—	—	—	4,700 (3)			$86,081
	02/16/06	02/02/06	—	—	—	—	—	—		15,225	$36.63	$267,622
	N/A		—	$120,000	$120,000	—	—	—

Stephen I. Dreier	02/16/06	02/02/06	—	—	—	—	—	—	7,000 (3)			$128,205
	02/16/06	02/02/06	—	—	—	—	—	—		7,550	$36.63	$132,712
	N/A		—	$70,000	$70,000	—	—	—

Linda A. Mason	02/16/06	02/02/06	—	—	—	—	—	—	—	8,000	$36.63	$140,622

(1)	Equals the closing stock price on the grant date.

(2)	Amounts shown reflect the total dollar value of the equity grant as valued under SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 11 of the Company’s Consolidated Financial Statements for the year ended December 31, 2006, included in the Company’s Form 10-K filed with the SEC on March 1, 2007.

(3)	Ms. Boland and Mr. Dreier elected purchased restricted stock with a cost of 50% of the grant date closing price of $36.63; as such each restricted share was purchased at a cost to them of $18.315 per share, or a total of $86,081 for Ms. Boland and $128,205 for Mr. Dreier.
Outstanding Equity Awards at Fiscal Year End 2006
     The following table sets forth information regarding outstanding equity awards at fiscal year end 2006.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
			Equity Incentive						Number of	Value of
			Plan						Unearned	Unearned
			Awards:				Number of		Shares,	Shares,
	Number of	Number of	Number of				Shares or		Units or	Units or
	Securities	Securities	Securities				Units of	Market Value	Other	Other
	Underlying	Underlying	Underlying				Stock That	of Shares or	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option			Have Not	Units of Stock	That Have	That
	Options	Options	Unearned	Exercise			Vested	That Have	Not	Have Not
	(#)	(#)	Options	Price	Option		(#)	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Expiration Date		(1)	($)	(#)	($)

David H. Lissy	1,632			$13.82	05/22/11	(2)	32,180	$1,244,079
	27,050	32,000		$12.03	12/13/11	(2)
	31,310	9,600		$14.30	02/14/12	(2)
	6,000	12,000		$13.30	03/06/13	(2)
		43,030		$34.44	02/28/12	(3)
		34,510		$36.63	02/16/13	(3)

Mary Ann Tocio	12,630			$9.50	10/14/08	(2)	25,140	$971,912
	3,200			$7.41	11/16/09	(2)
	3,200			$8.63	03/07/10	(2)
	17,886			$8.31	06/01/10	(2)
	1,600			$11.46	04/16/11	(2)
	1,600			$13.82	05/22/11	(2)
	42,877	32,000		$12.03	12/13/11	(2)
	38,400	9,600		$14.30	02/14/12	(2)
	18,000	12,000		$13.30	03/06/13	(2)
		33,100		$34.44	02/28/12	(3)
		24,650		$36.63	02/16/13	(3)

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
			Equity Incentive						Number of	Value of
			Plan						Unearned	Unearned
			Awards:				Number of		Shares,	Shares,
	Number of	Number of	Number of				Shares or		Units or	Units or
	Securities	Securities	Securities				Units of	Market Value	Other	Other
	Underlying	Underlying	Underlying				Stock That	of Shares or	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option			Have Not	Units of Stock	That Have	That
	Options	Options	Unearned	Exercise			Vested	That Have	Not	Have Not
	(#)	(#)	Options	Price	Option		(#)	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Expiration Date		(1)	($)	(#)	($)

Elizabeth J. Boland	2,800	1,600		$14.30	02/14/12	(2)	21,100	$815,726
	7,412	6,400		$13.30	03/06/13	(2)
		14,000		$34.44	02/28/12	(3)
		15,225		$36.63	02/16/13	(3)

Stephen I. Dreier	8,000			$7.41	11/16/09	(2)	17,500	$676,550
	8,000			$8.63	03/07/10	(2)
	5,836			$11.46	04/16/11	(2)
	4,800	1,600		$14.30	02/14/12	(2)
	4,800	3,200		$13.30	03/06/13	(2)
		4,000		$34.44	02/28/12	(3)
		7,550		$36.63	02/16/13	(3)

Linda A. Mason		1,600		$14.30	02/14/12	(2)	2,400	$92,784
		3,200		$13.30	03/06/13	(2)
		4,000		$38.00	10/12/12	(3)
		8,000		$36.63	02/16/13	(3)

1)	Restricted shares granted prior to 1/1/05 vest in five equal installments beginning on the first anniversary of the grant date. Restricted shares granted since 1/1/05 vest 100% on the third anniversary of the grant.

2)	Options granted prior to 1/1/05 vest in five equal installments beginning on the first anniversary of the grant date and expire at the end of 10 years.

3)	Options granted since 1/1/05 vest 100% on the third anniversary of the grant date and expire at the end of seven years.

2006 Option Exercises and Stock Vested
The following table sets forth information regarding options exercised and stock that vested during 2006.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
	(#)	($)	(#)	($)
		(1)		(2)

David H. Lissy	14,550	$395,347	2,400	$92,760
Mary Ann Tocio	95,000	$2,694,047	2,400	$92,760
Elizabeth J. Boland	9,788	$245,861	1,200	$46,380
Stephen I. Dreier	—	—	800	$30,920
Linda A. Mason	4,800	$124,336	800	$30,920

(1)	Represents the difference between the exercise price of the options and the fair market value of the common stock at the time of exercise.

(2)	Represents the difference between the purchase price paid by the executive (if any) for the vesting shares and the fair market value of those shares at the time of vesting.
Pension Benefits
     None of our named executive officers participates in or have account balances in qualified or non-qualified defined benefit plans or any other plan sponsored by us requiring disclosure in the pension benefits table under SEC regulations; however, all executive officers are eligible to participate in our 401(k) plan.
Non-Qualified Deferred Compensation
     None of our named executive officers participates in or have account balances in non-qualified defined contribution or other non-qualified deferred compensation plans sponsored by us.
Potential Payments Upon Termination or Change of Control
     As described below, we have severance agreements with our Chief Executive Officer, President & Chief Operating Officer, Chief Financial Officer and Chief Administrative Officer that provide them with severance benefits in certain circumstances following a Change of Control (as defined below), and in the case of the severance agreements with our Chief Executive Officer and President & Chief Operating Officer provide them with severance benefits in certain circumstances absent a Change of Control. These severance benefits will be provided by the Company. Additionally, the severance agreements also contain obligations on behalf of the executives applicable to the receipt of payments and benefits. We have no severance agreement with our Chairman.
     Change of Control. The severance agreements provide the following payments and benefits if employment is terminated within twenty-four (24) months following a Change of Control: (1) for any reason other than for Cause (as defined in the severance agreements) or death or disability or (2) if they terminate their own employment for Good Reason (as defined in the severance agreements):
•	Accrued and unpaid base salary as of the date of termination plus a prorated portion of any bonus payable for the fiscal year in which the termination occurs;

•	For a period of twenty-four months or until the employee secures other employment (whichever is less), severance paid on a monthly or biweekly basis equal to the average of the employee’s total salary and cash bonus for the employee’s last two years of employment with us;

•	For a period of twenty-four months or until the employee becomes eligible for participation in a group health plan of another employer (whichever is less), payment by us of the employee’s and the employee’s dependents’ premiums for continuation of health insurance coverage or participation in a substantially similar health plan; and

•	Automatic vesting of the employee’s equity awards immediately prior to the Change of Control, notwithstanding any provision of our stock incentive plans or any option agreement.

     A “Change of Control” will be deemed to have occurred if:
•	Any person becomes the beneficial owner of 50% of the voting power of our outstanding securities;

•	We are a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, pursuant to which the Board members in office prior to the transaction constitute less than a majority of the Board thereafter; or

•	Certain changes to the composition of the Board occur, as more particularly described in the severance agreements.
     No Change of Control. Our Chief Executive Officer’s and President’s & Chief Operating Officer’s severance agreements also provide that they will receive the same benefits set forth above (except that equity awards will not automatically vest) for a period of one year: (1) if they are terminated without Cause, or (2) if they terminate their employment for Good Reason, in both cases without a Change of Control of the Company.
     The following table calculates the payments and benefits to each officer assuming that a triggering event occurred on December 31, 2006. All calculations involving stock price assume the closing price of the Company’s stock on December 31, 2006.
     Executive Obligations. The severance agreements prohibit each executive from competing against us during the period in which the executive is receiving severance benefits. The severance agreements also prohibit each executive from divulging or using any of our trade secrets or other confidential information regardless of the reason for termination and regardless of whether the executive is receiving any severance benefits.

	Change of Control			No Change of Control
			Accelerated			Accelerated
	Salary and	Medical	Vesting of	Salary and	Medical	Vesting of
	Bonus	Benefits	Equity	Bonus	Benefits	Equity
Name	Continuation	Continuation	Awards	Continuation	Continuation	Awards
	($)	($)	($)	($)	($)	($)
			(1)			(1)

David H. Lissy	$1,331,750	$17,359	$2,886,117	$665,875	$8,680	$0
Mary Ann Tocio	$1,331,750	$17,359	$2,552,030	$665,875	$8,680	$0
Elizabeth J. Boland	$642,900	$14,215	$1,107,025	—	—	—
Stephen I. Dreier	$526,032	$25,857	$828,901	—	—	—

(1)	Calculated by multiplying the number of unvested stock option equity awards by the difference between the grant price and the closing price of our common stock on 12/31/06, and the number of all unvested restricted stock awards by the closing price on 12/31/06.
Director Compensation
     The Board of Directors based upon the recommendations of the Compensation Committee sets non-employee director compensation.
     Initial Equity Award. Each non-employee director receives an initial award of 5,000 stock options granted as of the date of the first Board meeting they attend following their election to the Board.
     Annual Retainer and Equity Awards. Each non-employee director receives an Annual Board Retainer of $10,000, 50% of which is payable in cash at the quarterly rate of $1,250, and 50% of which is payable in the form of an annual grant of restricted share units as of each annual stockholder meeting date. The number of restricted share units granted to each director is determined by dividing $5,000 by the fair market value of the Company’s common stock on the trading date immediately preceding the date of the award. The units vest immediately, but are restricted as to conversion into shares of the Company’s common stock until such time as the non-employee director completes his or her service on the Board.
     In addition, non-employee directors receive a grant of 2,000 options as of the date of each annual meeting, provided that a director has attended at least 75% of the Board and committee meetings in the previous year that he or she was required to attend. These options vest 100% at the end of a three-year period and expire at the end of seven years.
     Meeting Fees. Each non-employee director receives $2,500 for each regularly scheduled Board meeting attended in person or $1,000 for each regularly scheduled Board meeting attended by conference call, and $500 for each specially scheduled meeting attended in person or by conference call.

     Each member of the Compensation Committee also receives $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by conference call. Additionally, the chair of the Compensation Committee receives an annual retainer of $5,000.
     Each member of the Audit Committee also receives $1,500 for each committee meeting attended in person or $750 for each committee meeting attended by conference call. Additionally, the chair of the Audit Committee receives an annual retainer of $10,000.
     Each member of the Nominating and Governance Committee also receives $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by conference call. Additionally, the chair of the Nominating and Governance Committee receives an annual retainer of $2,500.
     Stock Ownership Guidelines. We believe that equity ownership by directors is an important component in aligning director interests with those of our stockholders and other stakeholders. The Board set a formal policy in 2005 that within 5 years of joining the Board of Directors of the Company, or by the date of the 2010 annual meeting for then current non-employee directors, each non-employee director is required to own Company stock valued at the equivalent of 5 times the annual retainer which, under the current compensation program, equates to $50,000.
2006 Director Summary Compensation Table
     The following table sets forth information concerning total compensation paid or earned by our non-executive directors:

					Change in
					Pension Value
					and Non-
					Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
		(1) (2) (3)	(1) (2) (3)

Joshua Bekenstein	$18,500	$5,004	$23,479	—	—	—	$46,983
JoAnne Brandes	$24,500	$5,004	$23,479	—	—	—	$52,983
Roger H. Brown	$15,500	$5,004	$40,136	—	—	—	$60,640
E. Townes Duncan	$29,500	$5,004	$23,479	—	—	—	$57,983
Fred K. Foulkes	$27,500	$5,004	$23,479	—	—	—	$55,983
David Gergen	$13,000	$5,004	$39,371	—	—	—	$57,375
Gabrielle E. Greene	$12,000	—	$7,236	—	—	—	$19,236
Marguerite W. Kondracke	$18,000	$5,004	$18,561	—	—	—	$41,565
Sara Lawrence-Lightfoot	$21,000	$5,004	$23,479	—	—	—	$49,483
Ian M. Rolland	$37,500	$5,004	$23,479	—	—	—	$65,983

(1)	Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R and accordingly include the expense of awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 11 of the Company’s Consolidated Financial Statements for the year ended December 31, 2006, included in the Company’s Form 10-K filed with the SEC on March 1, 2007.

(2)	The details and fair values of all 2006 equity grants to directors are as follows:

			Stock
			Awards:	Options Awards:
			Number of	Number of		Grant Date Fair
			Shares of	Securities	Exercise or Base	Value of Stock
			Stock or	Underlying	Price of Equity	and Option
Name	Grant Date	Approval Date	Units	Options	Awards	Awards
			(#)	(#)	($/SH)
			(a)	(b)

Joshua Bekenstein	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

JoAnne Brandes	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

Roger H. Brown	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

E. Townes Duncan	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

Fred K. Foulkes	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

David Gergen	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

Gabrielle E. Greene	10/11/06	08/01/06	—	5,000	$44.71	$96,744

Marguerite W. Kondracke	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

Sara Lawrence-Lightfoot	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

Ian M. Rolland	06/06/06	06/06/06	143	—	—	$5,004
	06/06/06	06/06/06		2,000	$34.99	$33,560

(a)	Under our Director compensation program, each director received 143 restricted share units and 2,000 options to purchase our common stock, both granted on the 06/06/06 date of the 2006 annual meeting.

(b)	Ms. Greene was elected to the Board on August 1, 2006 and under the terms of the Company’s director compensation plan her initial grant of 5,000 options was dated as of her attendance at the first Board meeting following her election , October 11, 2006.
(3)	The aggregate number of stock and option awards outstanding as of December 31, 2006 for each director is as follows:

Name	Option Awards	Stock Awards
	Outstanding	Outstanding

Joshua Bekenstein	26,000	143
JoAnne Brandes	22,000	143
Roger H. Brown	69,550	143
E. Townes Duncan	6,667	143
Fred K. Foulkes	26,000	143
David Gergen	14,000	143
Gabrielle E. Greene	5,000	—
Marguerite W. Kondracke	4,000	143
Sara Lawrence-Lightfoot	22,000	143
Ian M. Rolland	26,000	143

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2006 are described below under “Audit and Non-Audit Fees.”
     Representatives of Deloitte will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and we expect that they will be available to respond to questions.
     Ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting. If the Company’s stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. If the appointment is ratified, the Audit Committee may in the future replace Deloitte as our independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.
     The Board recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.
Audit and Non-Audit Fees
     The following table presents fees for audit, audit-related, tax and other services rendered by the Company’s independent registered public accounting firm for the years ended December 31, 2006 and 2005.

	2006	2005

Audit Fees (1)	$1,158,850	$1,319,850
Audit Related Fees (2)	2,580	—
Tax Fees (3)	20,000	—
All Other Fees	—	—

Total Fees	$1,181,430	$1,319,850

(1)	Audit Fees for the years ended December 31, 2006 and 2005 included fees associated with the integrated audit of the consolidated financial statements and of our internal controls over financial reporting and reviews of all associated quarterly financial statements for both years.

(2)	Audit Related Fees for the year ended December 31, 2006 represent fees associated with the Company’s Form S-8 filing in June 2006.

(3)	Tax Fees paid for the year ended December 31, 2006 represent fees associated with tax planning services.
Pre-Approval of Audit and Non-Audit Fees
     SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent auditor. The Audit Committee has an Audit Committee Pre-Approval Policy which prohibits our independent auditor from performing certain non-audit services and any services that have not been approved by the Audit Committee consistent with the Section 202 rules. The policy establishes procedures to ensure that proposed services are brought before the Audit Committee for consideration and, if determined by the Audit Committee to be consistent with the auditor’s independence, approved prior to initiation, and to ensure that the Audit Committee has adequate information to assess the types of services being performed and fee amounts on an ongoing basis. The policy allows delegation of pre-approval responsibility to one or more members of the Committee, within certain financial guidelines, along with a requirement that amounts approved by the members must be presented to the full Committee within three business days.
     For the year ended December 31, 2006, all services provided by our independent auditors have been subject to pre-approval by the Audit Committee.

Report of the Audit Committee
     The Audit Committee of the Board is comprised of four non-employee directors who are independent directors as defined under applicable Nasdaq listing standards and applicable SEC Regulations. The Audit Committee operates under a written charter, which is available on our website — www.brighthorizons.com — under “Corporate Information” in the Investor Relations section.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditor’s qualifications and independence, and (iv) the performance of the Company’s independent outside auditor. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditor is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements. The independent auditor expresses opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.
     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by the Public Company Accounting Oversight Board and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.
     The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the external auditor, with and without management present, to discuss the results of their examinations, the audit of the effectiveness of the Company’s internal control over financial reporting, management’s progress in assessing the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Ian M. Rolland, Chairman
JoAnne Brandes
E. Townes Duncan
Gabrielle E. Greene
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ADDITIONAL INFORMATION
     Advance Notice Procedures. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the annual meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2008 annual meeting, between January 9, 2008 and February 8, 2008. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See the section entitled “Corporate Governance — How does the Board select nominees for the Board?” for additional information about stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
     Stockholder Proposals for the 2008 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2008 annual meeting of stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary no later than December 5, 2007. Proposals should be sent to Bright Horizons Family Solutions, Inc., Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471.
     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
     Financial Statements Available. A copy of our 2006 Annual Report to Stockholders containing audited financial statements accompanies this proxy statement. The 2006 Annual Report does not constitute a part of the proxy solicitation material. Upon written request to our Chief Financial Officer, Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471, we will provide, without charge, copies of our annual report filed with the SEC on Form 10-K.
     “Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. Requests in this regard should be addressed to Bright Horizons Family Solutions, Inc., Attention: Secretary, 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471; telephone (617) 673-8000.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 8, 2007
8:30 a.m. local time
COMPANY’S CORPORATE OFFICES
200 Talcott Avenue South
Watertown, Massachusetts

Bright Horizons Family Solutions, Inc. 200 Talcott Avenue South Watertown, Massachusetts	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Stephen I. Dreier and Elizabeth J. Boland, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the shares of voting stock of Bright Horizons Family Solutions, Inc. held by the undersigned on March 16, 2007, at the Annual Meeting of Stockholders to be held at the Company’s corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts, on Tuesday, May 8, 2007 at 8:30 a.m., local time, and any adjournment(s) thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
See reverse for voting instructions.

▼     Please detach here     ▼
The Board of Director Recommends a Vote FOR Items 1 & 2.

1.	Election of Class III	01 Fred K. Foulkes	03 Ian M. Rolland	☐	FOR	☐	WITHHOLD
	(2010) Directors:	02 Linda A. Mason	04 Mary Ann Tocio		all nominees		AUTHORITY
					(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm:

☐	FOR	☐	AGAINST	☐	ABSTAIN
In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.
YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE.

Address change? Mark box & indicate changes below:	☐	Date:

Signature(s) in Box

Please sign exactly as name appears on your stock certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.